Exhibit 99.2
REALOGY ANNOUNCES UPSIZING AND PRICING OF $350 MILLION OFFERING OF EXCHANGEABLE SENIOR NOTES

MADISON, N.J. (May 27, 2021) — Realogy Holdings Corp. (NYSE: RLGY) (the "Company") announced today that its indirect, wholly-owned subsidiary, Realogy Group LLC ("Realogy Group"), together with a co-issuer, has priced its sale of $350 million aggregate principal amount of exchangeable senior notes due 2026 (the "Notes") in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The size of the offering has been upsized from $300 million to $350 million. The issuance and sale of the Notes are scheduled to settle on June 2, 2021, subject to customary closing conditions. Realogy Group also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $52.5 million aggregate principal amount of the Notes.

The Notes will be guaranteed on a senior unsecured basis by each of Realogy Group’s domestic subsidiaries (other than the co-issuer of the Notes) that is a guarantor under its senior secured credit facilities and certain of its existing senior notes. The Notes will also be guaranteed by the Company on a subordinated unsecured senior basis. The Notes will be effectively subordinated to all of Realogy Group’s existing and future senior secured debt, including its senior secured credit facilities, to the extent of the value of the assets securing such debt, and pari passu to all of Realogy Group’s existing and future senior debt, including its existing senior notes. The Notes will accrue interest at a rate of 0.25% per annum payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021. The Notes will mature on June 15, 2026, unless earlier repurchased, redeemed or exchanged. Before March 15, 2026, holders of the Notes will have the right to exchange their Notes upon the occurrence of certain events. From and after March 15, 2026, holders of the Notes may exchange their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date of the Notes. Realogy Group will pay cash up to the aggregate principal amount of the Notes to be exchanged and pay or deliver, as the case may be, cash, shares of the Company's common stock or a combination of cash and shares of the Company's common stock, at Realogy Group's election, in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the Notes being exchanged.

The initial exchange rate is 40.8397 shares of the Company’s common stock per $1,000 principal amount of Notes (which represents an initial exchange price of approximately $24.49 per share of the Company’s common stock). The initial exchange price represents a premium of approximately 40% over the last reported sale price of $17.49 per share of the Company’s common stock on May 27, 2021. The exchange rate and exchange price of the Notes will be subject to adjustment upon the occurrence of certain events.

The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Realogy Group’s option at any time, and from time to time, on or after June 20, 2024 and on or before the 30th scheduled trading day immediately before the maturity date if the last reported sale price of the Company’s common stock has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the

Realogy Group provides notice of redemption at a redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the Notes) occurs, then noteholders may require the Realogy Group to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

In connection with the pricing of the Notes, Realogy Group entered into exchangeable note hedge transactions with one or more of the initial purchasers or affiliates thereof [and certain other financial institutions] (the “Option Counterparties”). The exchangeable note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock underlying the Notes. Concurrently with Realogy Group’s entering into the exchangeable note hedge transactions, the Company entered into warrant transactions with the Option Counterparties whereby the Company sell to the Option Counterparties warrants to purchase, subject to customary adjustments, up to the same number of shares of the Company’s common stock. The initial strike price of the warrant transactions is $30.6075 per share, which represents a 75% premium to the last reported sale price of the Company’s common stock on May 27, 2021 on The New York Stock Exchange.

The exchangeable note hedge transactions are expected generally to reduce the potential dilution upon exchange of the Notes and/or offset any cash payments Realogy Group is required to make in excess of the principal amount of Notes, as the case may be, in the event that the market price per share of the Company’s common stock, as measured under the terms of the exchangeable note hedge transactions, is greater than the strike price of the exchangeable note hedge transactions, which initially corresponds to the exchange price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the exchange rate of the Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants.

In connection with establishing their initial hedges of the exchangeable note hedge and warrant transactions, the Option Counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to an exchange of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect noteholders’ ability to exchange the Notes and, to the extent the activity occurs during any observation period related to an exchange of Notes, it could affect the number of shares and value of the consideration that noteholders will receive upon exchange of the Notes.

Realogy Group intends to use a portion of the net proceeds from this offering to pay the cost of the exchangeable note hedge transactions (after such cost is partially offset by the proceeds to the Company from the sale of the warrants pursuant to the warrant transactions). Realogy Group expects to use the remaining net proceeds for its working capital and other general corporate purposes. If the initial purchasers exercise their option to purchase additional Notes, Realogy Group and the Company expect to enter into additional exchangeable note hedge transactions and additional warrant transactions, respectively, with the option counterparties.

The Notes and the related guarantees will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About Realogy Holdings Corp.
Realogy (NYSE: RLGY) is moving the real estate industry to what’s next. As the leading and most integrated provider of U.S. residential real estate services encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, Realogy supported approximately 1.4 million home transactions in 2020. The company’s diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Realogy fuels the productivity of its approximately 191,700 independent sales agents in the U.S. and more than 135,000 independent sales agents in 117 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for ten consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work three years in a row and is one of LinkedIn’s 2021 Top Companies in the U.S.

Forward Looking Statements
Certain statements in this press release, including statements relating to the offering of the Notes and the anticipated use of net proceeds therefrom, constitute “forward-looking statements." Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are subject to significant risks and uncertainties, including, without limitation, risks and uncertainties related to economic, market or business conditions and satisfaction of customary closing conditions related to the private offering. No assurance can be given that the offering of Notes discussed above will be consummated on the terms described or at all. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Investor Relations Contacts:
Alicia Swift

(973) 407-4669
alicia.swift@realogy.com

Danielle Kloeblen
(973) 407-2148
danielle.kloeblen@realogy.com

Media Contact:
Trey Sarten
(973) 407-2162
trey.sarten@realogy.com